UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 10, 2004

MATTSON TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Delaware	0-21970	77-0208119
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

47131 Bayside Drive

Fremont, California 94538

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (510) 657-5900

(Former name or former address, if changed since last report)

Item 5.	Other Events and Regulation FD Disclosure

Mattson Technology, Inc. (the “Company”) is filing, as an exhibit to this report on Form 8-K, a form of underwriting agreement among the Company, STEAG Electronic Systems AG as selling stockholder, and J.P. Morgan Securities Inc. and Citigroup Global Markets Inc., as representatives of the several underwriters. The form of underwriting agreement is thereby incorporated by reference as an exhibit into the Company’s registration statement (File No. 333-111527) that was declared effective by the Securities and Exchange Commission on January 9, 2004. In addition, the Company is filing as exhibits to this report on Form 8-K an opinion of counsel with respect to the issuance of certain shares of Company common stock and a revised Computation of Ratio of Earnings Available to Cover Fixed Charges, which supersedes the version previously filed as Exhibit 12.1 to the referenced registration statement.

In addition, the following table is incorporated by reference into Item 14 of Part II of the Registration Statement, and sets forth the estimated expenses in connection with the issuance and distribution of the securities covered by the related prospectus supplement filed in accordance with Rule 424 under the Securities Act of 1933, as amended. All of the expenses will be borne by the registrant except as otherwise indicated.

SEC registration fee	$13,842
Fees and expenses of accountants	150,000
Fees and expenses of legal counsel	175,000
Printing expenses	40,000
Blue Sky fees and expenses	5,000
Consulting fees and expenses	200,000
Miscellaneous expenses	16,158
Total	$600,000

Item 7.	Financial Statements and Exhibits

(c)	Exhibits.

Exhibit No.	Description

1.1	Form of Underwriting Agreement among the Company, STEAG Electronics Systems AG as selling stockholder, J.P. Morgan Securities, Inc., and Citigroup Global Markets Inc. as representatives of the several underwriters

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

12.1	Computation of Ratio of Earnings Available to Cover Fixed Charges

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned thereunto duly authorized.

MATTSON TECHNOLOGY, INC.

Date: February 10, 2004	By:	/s/ Ludger Viefhues

Ludger Viefhues,
Executive Vice President and Chief Financial Officer

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement among the Company, STEAG Electronics Systems AG as selling stockholder, J.P. Morgan Securities, Inc., and Citigroup Global Markets Inc. as representatives of the several underwriters

5.1	Opinion of Gray Cary Ware & Freidenrich LLP

12.1	Computation of Ratio of Earnings Available to Cover Fixed Charges